EXHIBIT 10.1

                    AGREEMENT FOR HEALTH INFORMATION SERVICES



          THIS AGREEMENT ("Agreement"), effective as of the 1st day of July, 2002, is entered into by and between MEDSTRONG INTERNATIONAL CORPORATION ("MIC"), a Delaware corporation, with its principal office located at 500 Silver Spur Road, Rancho Palos Verdes, California 90274, and TRIP MATE INSURANCE AGENCY, INC. ("TMI"), a Kansas corporation, with its principal office located at 9225 Ward Parkway, 2nd Floor, Kansas City, MO 64114.

          WHEREAS, MIC is a member-based provider of health information services to consumers;

          WHEREAS, among the services provided by MIC is Patient Data Quickly ("TRAVELER PDQ"), a membership program that allows individuals to store and update their medical records online for confidential and instantaneous future access;

          WHEREAS, TMI is an administrator of travel insurance programs ("Plans") for the travel industry underwritten by certain insurance companies, Monumental Life Insurance Company, Monumental General Casualty Company, Stonebridge Casualty Insurance Company, Life Investors Insurance Company of
America and Kingsway General Insurance Company, hereinafter referred to as "Insurers"; and

          WHEREAS, TMI and MIC desire to make TRAVELER PDQ available to all individuals that purchase Plans administered by TMI;

          NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.   OFFERING:
     --------

     Throughout the term of this Agreement, TMI will make available to all persons who purchase a Plan a TRAVELER PDQ membership. The TRAVELER PDQ membership shall commence on the date the membership is registered after a Plan is purchased and shall terminate on the earlier of (i) the date the trip covered by any such Plan is completed, or (ii) the termination of coverage for an Insured under any such Plan.

2.   PAYMENT:
     -------

     a) For the period from July 1, 2002 through and including December 31, 2002, TMI shall pay MIC an amount equal one-half of one percent (0.5%) of the total written premiums received by TMI for all persons reported to TMI as having purchased coverage under a Plan.

     b) Beginning January 1, 2003, said amount shall automatically increase to one percent (1.0%) of total written premiums as reported to TMI, subject to adjustment as follows: commencing on January 1, 2003, and on each January 1st and July 1st thereafter (individually, a "Review Date"), MIC and TMI shall review the total number of Plan purchasers who have been reported to TMI to determine the percentage of such purchasers who actually registered their TRAVELER PDQ memberships with MIC. The initial review shall include all Plan purchasers who reported to TMI between July 1, 2002 and December 31, 2002.

        All subsequent reviews shall include all Plan purchasers who were reported to TMI between January 1, 2003 and the date of such review.

        Upon determining such percentage, the amount paid by TMI to MIC for each TRAVELER PDQ membership shall be adjusted in accordance with the following:

         --------------------------------------------------       -----------------------------------------
         If registered memberships ratio is:                      Then the fee to MIC is:
         --------------------------------------------------       -----------------------------------------
         Less than 10% registered                                 1.0% of written premium
         --------------------------------------------------       -----------------------------------------
         At least 10% but less than 15% registered                1.5% of written premium
         --------------------------------------------------       -----------------------------------------
         15% or more registered                                   2.0% of written premium
         --------------------------------------------------       -----------------------------------------

        All payment adjustments shall be effective as of the applicable Review Date forward and shall remain in full force and effect until the next Review Date.

     c) For all Plan purchases reported to TMI in a given calendar month, payment for the corresponding TRAVELER PDQ memberships shall be made to MIC not later than the thirty first (31st) day of the immediately succeeding month. It is understood and agreed by both parties that all such payments shall be made net of Plan cancellations reported to TMI.

     d) In addition to the adjustments required under Section 2(b) above, amounts to be paid to MIC by TMI may be further adjusted in accordance with the provisions of Section 4(c) relating to call center services.


3.   VOLUME ASSUMPTIONS:
     ------------------

     MIC has entered into this Agreement, and has agreed to the payment structure set forth in Section 2 above, in reliance on the representation by TMI that it expects to generate not less than Forty Million Dollars ($40,000,000) in annual written Plan premium for the 2003 calendar year. In the event that TMI generates calendar year annual written Plan premium of $35,000,000 or less for 2003, the parties agree to enter into good faith discussions to re-negotiate the financial terms of this Agreement. In the event the parties are unable to reach an agreement to renegotiate the financial terms, MIC may elect to terminate the agreement under Section 6.c.

4.   REGISTRATION:
     ------------

     a) MIC shall offer Plan purchasers the option of online registration through MIC's website. Purchasers electing to use this option shall receive their membership numbers and membership cards directly from MIC in electronic format.

     b) For purchasers electing not to use online registration, TMI will offer telephonic service through TMI's call center facilities at TMI's expense. For each Plan purchaser electing this option to register his/her membership, MIC will receive registration materials directly from the member to be registered and will input the information into its database and shall electronically, or by mail or fax, send membership numbers and membership cards directly to the so registered member.

        This method of registration and the corresponding responsibilities of each party under Section 4 (b) may be revised from time to time by the mutual written agreement of both parties.

     c) In the event  that TMI is unable to provide  the  services  detailed  in
        Section 4 (b), and TMI requests MIC to use its call center for such purpose, amounts being paid by TMI to MIC for TRAVELER PDQ memberships in accordance with Section 2 hereof shall be doubled for so long as MIC shall be required to use its call center (i.e. if MIC was receiving 1.5% of written premiums for each membership, it shall receive 3.0% of written premiums during such period).

5.   ANNUAL MEMBERSHIPS:
     ------------------

     a) MIC will solicit all Plan purchasers for annual memberships and upgrades of their TRAVELER PDQ memberships at MIC's expense. The benefits, services and content of any such annual memberships or upgrades of memberships must be approved by TMI before its use by MIC to solicit

        Plan purchasers. Subject to the provisions of Section 5(b) below, MIC shall pay TMI an amount equal to twenty percent (20%) of the purchase price of any membership and/or upgrade of a TRAVELER PDQ membership by a Plan purchaser ("Membership Fee"). This Membership Fee shall be payable for any such memberships or upgrades for which payment in full was received by MIC during the term of this Agreement.

     b) TMI agrees that monies due TMI under Section 5, item (a) above will be subject to adjustment as follows:

        (i)    MIC will deposit monies due TMI under the provisions of Section 5
               (a) for the period July 1, 2002 to December 31, 2003, and each successive calendar year, in a fiduciary bank account in trust for the benefit of TMI;

        (ii) The parties shall compute the "Desired Amount" which is defined as follows: "Desired Amount" means the total amount derived by multiplying the number of registered members by $5.00.

        (iii) MIC will deduct from any amount due under Section 5 item (a) above, any negative difference derived when subtracting the Desired Amount, as defined herein, from the compensation provided MIC under Section 2 hereof, for the period July 1, 2002 to December 31, 2003, and each successive calendar year;

        (iv)   Any balance due after  adjustment as detailed in Section 5, items
               (b) (i) and (ii) shall be paid to TMI on or before February 15, 2004 and on or before each successive February 15th.

6.   TERM AND TERMINATION:
     --------------------

     a) The initial term ("Initial Term") of this Agreement shall from July 1, 2002 to June 30, 2005. Unless otherwise terminated pursuant to the terms hereof, this Agreement shall automatically renew for additional one-year periods beginning July 1, 2005.

     b) Either party may terminate this Agreement, without cause, as of the end of the Initial Term or any renewal term by giving written notice of such termination not less than ninety (90) days prior to the end of such term.

     c) MIC may terminate this Agreement in the event that TMI fails to generate calendar year annual written Plan premium of $35,000,000 or add for 2003, or for a subsequent calendar year period, by giving TMI ninety
        (90) days written notice of such termination.

     d) TMI may terminate this Agreement in the event that the ratio of registered memberships to the total number of Plan purchasers is 2.50% or less for the twelve-month period ending June 30, 2004 by giving MIC ninety (90) days written notice of such termination.

     e) this Agreement may also be terminated immediately upon written notice as follows:

        1)  by mutual written agreement of the parties;

        2) If a party commits a material breach of this Agreement, and such breach is not cured for a period of 30 days after written notice is given to the breaching party specifying the nature of the breach and requesting that it be cured within the thirty (30) day period to the satisfaction of the non-breaching party;

        3) In the event any party files bankruptcy, becomes insolvent, has a receiver of its assets appointed, make a general assignment for the benefit of creditors, or has any procedure commenced for reorganization of its affairs.

     d) Upon termination of this Agreement by either party, all obligations hereunder shall cease, except as follows:


        1) that MIC will provide the contracted member services until such time as all memberships hereunder expire, and

        2)  that  each  party   shall  be   entitled  to  receive  any  and  all
            compensation that became due the party prior to such termination.


7.   EXCLUSIVITY:
     -----------

     MIC hereby grants to TMI, throughout the Initial Term of this Agreement, and each successive term thereof the exclusive right to represent, sell and implement the TRAVELER PDQ program to the travel industry so long as TMI maintains the premium volumes set forth below.

     ----------------------------------- ---------------------------------------
        For calendar year:                    Premium volume:
     ----------------------------------- ---------------------------------------
        2003                                  $40,000,000
     ----------------------------------- ---------------------------------------
        2004                                  $44,000,000
     ----------------------------------- ---------------------------------------
        2005                                  $48,400,000
     ----------------------------------- ---------------------------------------
        Each successive calendar year         10% increase in premium volume
                                              from prior year
     ----------------------------------- ---------------------------------------

     Notwithstanding the foregoing, TMI acknowledges that, from time to time, MIC may seek TMI's written approval to offer the TRAVELER PDQ program through certain travel organizations. TMI hereby agrees to consider and respond to all such requests, in writing, within 20 days of receipt by TMI.


8.   PROMOTIONAL MATERIALS:
     ---------------------

     a) All promotional and point of sale materials to be used by TMI with respect to the TRAVELER PDQ program shall be produced at the sole cost and expense of TMI. MIC shall participate with TMI in the development of such promotional materials as TMI shall reasonably request.

     b) Any scripts, advertising copy, brochures, and other marketing materials of any kind whatsoever, whether written or oral, that include the name or any trade name, trademark, service mark or other proprietary intellectual property of a party shall be approved by such party, in writing, prior to the use thereof, except that no such material shall include any reference to the Insurers or their products.

9.   INDEMNIFICATION:
     ---------------

     TMI agrees to indemnify and hold harmless MIC, its officers, employees, affiliates and agents, from any and all claims, lawsuits or damages, (including any punitive or extra contractual damages) or other liabilities resulting from the acts or omissions of TMI, its affiliates, or its officers, employees or representatives, in connection with this Agreement whether or not negligent, grossly negligent, intentional or otherwise.


     MIC agrees to indemnify and hold harmless TMI, its officers, employees, affiliates, and agents from any and all claims, lawsuits, damages (including any punitive or extra contractual damages) or other liabilities resulting from the acts or omissions of MIC, its affiliates or its officers, employees or representatives in connection with this Agreement, whether or not negligent, grossly negligent, intentional or otherwise.

10.  CONFIDENTIALITY OF INFORMATION:
     -------------------------------

     Under this Agreement, MIC will receive information from TMI or TMI customers which is personal and private information such as customer names, addresses and personal medical information ("Confidential Information"). MIC agrees that all Confidential Information shall be maintained with due regard for the individuals' right of confidentiality and in compliance with applicable federal and state privacy laws.


11.  INFORMATION AND REPORTS:
     -----------------------

     a) Each payment made to MIC pursuant to Section 2(d) hereof shall be accompanied by a report prepared by TMI, in a format reasonably acceptable to MIC, containing such information as MIC shall reasonably request with respect to the purchasers of Plans for the corresponding month.

     b) Each payment made to TMI pursuant to Section 5 hereof shall be accompanied by a report prepared by MIC, in a format reasonably acceptable to TMI, containing such information as TMI shall reasonably request with respect to the annual memberships and/or upgrades of TRAVELER PDQ memberships by Plan purchasers for the corresponding period including, but not limited to:

        (i) memberships and upgrades, by month, for which MIC received payment in full during such period;

        (ii) cancellations, by month, of previously reported memberships and upgrades processed during such period; and

        (iii)     details of the calculation set forth in Section 5(b) herein.

12.  NOTICES:
     -------

     Any and all notices required to be given under this Agreement or which either of the parties may desire to give shall be in writing and shall be served by (i) registered or certified mail, postage prepaid, return receipt requested, (ii) any recognized national or international overnight delivery service to the addresses set forth below, or (iii) via facsimile;


     Mr. Jerry Farrar, President/CEO            Mr. Bradley G. Finkle, President
     Medstrong International Corporation        Trip Mate Insurance Agency, Inc.
     500 Silver Spur Road, 3rd Floor            9225 Ward Parkway, 2nd Floor
     Rancho Palos Verdes, California 90274      Kansas City, MO 64114.
     Fax No: (310) 544-7100                     Fax No: (816) 523-3379


13.  ASSIGNMENT:
     -----------

     This Agreement shall not be assignable by either party without the express written consent of the other party, which consent may denied at the sole discretion of such other party.

14.  GOVERNING LAW; SECTION HEADINGS:
     -------------------------------

     The laws of the State of Kansas shall govern this Agreement. The section headings are for purposes of convenience only, and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement in any way.

          IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have executed this Agreement, effective as of the date first set forth above.


MEDSTRONG INTERNATIONAL CORPORATION


By:   /s/ JERRY R. FARRAR
      -------------------------------------

Name:   Jerry R. Farrar
      -------------------------------------

Title:  President & Chief Executive Officer
      -------------------------------------

Date:
      -------------------------------------


TRIP MATE INSURANCE AGENCY, INC.


By:   /s/ BRAD FINKLE
      -------------------------------------

Name:  Brad Finkle
      -------------------------------------

Title: President
      -------------------------------------

Date:
      -------------------------------------